UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2006

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 3, 2005, Triple Net Properties, LLC, or our Manager, entered into an agreement, or the Agreement, on behalf of NNN Oakey Building 2003, LLC, to sell the Oakey Building located in Las Vegas, Nevada to Trans-Aero Land & Development Company, or Buyer, an unaffiliated third party for $22,250,000. We owned a 75.4% interest in the property through our membership interest in NNN Oakey Building 2003, LLC.

Our Manager entered into an amendment dated November 5, 2005, or Amendment No. 1, that amended certain terms of the Agreement. The material terms of Amendment No. 1 include: (i) a change in title insurance companies; (ii) amending the form of estoppel certificate; (iii) redefining the escrow closing date; (iii) replacing an automatic termination provision with an election option for Buyer; (iv) the addition of survival and subordination provisions; (v) the designation of January 31, 2006 as an outside date; (vi) redefining the calculation of the rent guaranty amount payable to Buyer; and (vii) amending Buyer’s correct legal name.

On January 24, 2006, we sold the Oakey Building for a total sales price of $22,250,000. Pursuant to the terms of Amendment No. 1, we paid $1,424,200 of the total sales price as a rent guaranty to Buyer which shall be held in escrow and paid to Buyer on a monthly basis over time. Upon closing, disbursement payments to our Manager were made as follows: (i) construction management fees in the amount of $169,100 of the total sales price, of which we paid $127,600; and (ii) loan refinancing fees of $96,100, of which we paid $80,300.

A property disposition fee of $499,600 of the total sales price was paid to Triple Net Realty, Inc., or Realty, of which we paid $335,800. Pursuant to an agreement between our Manager and Realty, 75% of the amount we paid to Realty was passed through to our Manager. Sales commissions of $667,500 of the total sales price were paid to unaffiliated brokers, of which we paid $502,700.

The above descriptions of the Agreement and Amendment No. 1 are qualified in their entirety by: (i) the terms of the Agreement filed as Exhibit 10.8 to our September 30, 2005 Form 10-Q Quarterly Report filed on November 14, 2005; and (ii) the terms of Amendment No. 1 attached as Exhibit 10.1 of this Report.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K/A no later than 71 days after the deadline for filing this report.

(d) Exhibits

10.1 First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated November 5, 2005, entered into by and between NNN Oakey Building 2003, LLC and Trans-Aero Land and Development Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

January 30, 2006	By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated November 5, 2005, entered into by and between NNN Oakey Building 2003, LLC and Trans-Aero Land and Development Company.